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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:    September 14, 1999

                           TEXAS EQUIPMENT CORPORATION
               (Exact Name of Company as specified in its charter)

         NEVADA                      00-21813                      62-1459870
(State of Incorporation)       (Commission File No.)             (IRS Employer
                                                                   ID Number)

                    1305 Hobbs Highway, Seminole, Texas 79360
                         (Address of Principal Offices)

                   Company's telephone number: (915) 758-3643



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ITEM 5.  REVERSE STOCK SPLIT.

         Effective September 7, 1999, the Company effected a one-for-seven reverse stock split ("Reverse Split") of the Company's Common Stock. Prior to the Reverse Split, the Company had a total of 50,000,000 authorized shares of Common Stock, having a par value of $.001 per share. After the Reverse Split, the Company still had authorized 50,000,000 shares of Common Stock having a par value of $.001 per share. As a result of the Reverse Split, the Company issued one (1) share of Common Stock in exchange for every seven (7) shares of Common Stock issued and outstanding immediately prior to the effective date of the Reverse Split. Fractional shares will be redeemed on the basis of the proportionate fraction representing the average of the closing bid and asked prices of the pre-Reverse Split Common Stock over the five business day period ending September 6, 1999. The approval of the stockholders of the Company was obtained for the Reverse Split at an annual meeting conducted on August 7, 1998.

ITEM 7. EXHIBITS

         EXHIBIT 10.1 Certificate of Reverse Stock Split dated September 1,
1999.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TEXAS EQUIPMENT CORPORATION

Date: September 14, 1999               By: /s/ Paul J. Condit
                                           -------------------------------------
                                           Paul J. Condit
                                           President and Chief Executive Officer



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                                 EXHIBIT INDEX

EXHIBIT         DESCRIPTION
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
 10.1           Certificate of Reverse Stock Split dated September 1, 1999.